Exhibit 10.24

Stock Option Agreement

Navient Corporation 2014 Omnibus Incentive Plan

Net-Settled, Price-Vested Options—2008

SLM Corporation (“Predecessor SLM”) established the SLM Corporation Incentive Plan (the “SLM Plan”).

In connection with the separation (the “Separation”) of the publicly-traded bank holding company pursuant to that certain Separation and Distribution Agreement (the “Separation Agreement”) by and among Predecessor SLM, New BLC Corporation, which entity was renamed as of April 29, 2014 as SLM Corporation (“SLM BankCo”), and Navient Corporation (“NewCo”), SLM BankCo has assumed the SLM Plan.

In connection with the Separation, then outstanding grants under the SLM Plan are required by the terms of the Separation Agreement to be modified and/or canceled and modified and/or new awards granted in respect of the outstanding awards, such grants to be under either or both of the SLM Plan or the Navient Corporation 2014 Omnibus Incentive Plan (the “NewCo Plan”). New grants under the SLM Plan required by the Separation Agreement are being made by the Compensation and Personnel Committee of the Board of Directors of SLM BankCo.

John M. Kane (the “Optionee”) was granted on May 12, 2008 (the “Original Grant Date”) Net-Settled Stock Options under the SLM Plan (the “Original Grant”).

The Original Grant is hereby canceled.

The Compensation and Personnel Committee of the Board of Directors of NewCo (the “Committee”) hereby grants to Optionee Net-Settled Options (the “Substitute Grant”) under the NewCo Plan with terms and conditions set out below. By agreement of even date herewith Optionee is also receiving in respect of the Original Grant a grant of net-settled options under the SLM Plan.

A.	Option Grant. Stock Options (the “Options”) to purchase a total of 100,000 shares of Common Stock, par value $.01, (“NewCo Common Stock”), of NewCo (the “Corporation”) are hereby granted the Optionee, subject in all respects to the terms and provisions of the NewCo Plan, which is incorporated herein by reference, and this Stock Option Agreement (the “Agreement”). Unless otherwise stated, any capitalized terms not defined herein shall have the meanings as described in the SLM Plan as in effect immediately prior to the Distribution Date (as defined in the Separation Agreement). In the event of any conflict between the provisions of this Agreement and the provisions of the NewCo Plan, the terms of the NewCo Plan control, except as expressly stated otherwise herein. The Options are non-qualified stock options and are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, and will be interpreted accordingly.

B.	Option Price. The purchase price per share is $14.0336 dollars (the “Option Price”).

C.	Grant Date. The date of grant of these Options is April 30, 2014 (the “Grant Date”).

Exhibit 10.24

Stock Option Agreement

Navient Corporation 2014 Omnibus Incentive Plan

Net-Settled, Price-Vested Options—2008

D.	Vesting; Exercisability. Fifty (50) percent of the Options are vested by reason of the terms and conditions of the Original Grant. Fifty (50) percent of the Options vest upon the earlier of (i) the Predecessor SLM common stock par value of $.20 (“SLM Common Stock”) per share price reaching a closing price equal to or greater than $30.63 per share for five days at any time after the Original Grant Date and before the Grant Date, but no sooner than two years from the Original Grant Date, (ii) NewCo Common Stock reaching a closing price equal to or greater than $19.6470 per share for five days at any time on or after the Grant Date, or (iii) in combination the per share price of SLM Common Stock and/or NewCo Common Stock reaches a closing price equal to or greater than $30.63 per share in the case of SLM Common Stock and $19.6470 per share in the case of NewCo Common Stock for five days after the Original Grant Date. In any event, all the Options vest eight years from the Original Grant Date or upon the Optionee’s death, Disability or Involuntary Termination, unless the Options are terminated earlier in accordance with the provisions of the NewCo Plan or this Agreement. For purposes of this Agreement, “Disability” has the meaning set forth in the SLM Long Term Disability Plan in effect immediately prior to the Distribution Date (as defined in the Separation Agreement).

•	Upon termination of employment for any reason, other than death, Disability or Involuntary Termination, any unvested Options will not vest and will be canceled. If the Optionee voluntarily ceases to be an employee of the Corporation (or its subsidiaries) and meets the retirement eligibility requirements under Predecessor SLM’s retirement eligibility policy in effect as of the Original Grant Date (“Retirement Eligible”), which shall be determined by the Corporation in its sole discretion, all unvested Options will continue to vest based on their original vesting terms and each vested portion of the Options will be exercisable for one year from the date such portion vests, but in no event later than the Expiration Date (as defined below). If Optionee voluntarily terminates employment while Retirement Eligible, then any Options that are vested as of the date of Optionee’s termination of employment will remain exercisable until the earlier of: (1) the Expiration Date; or (2) one year from the date of termination.

•	Upon termination of employment for Misconduct, any Options, vested or unvested, are forfeited. For purposes of this Agreement, “Misconduct” is defined as an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation or Predecessor SLM, breach of fiduciary duty or deliberate disregard of Corporation or Predecessor SLM rules; an unauthorized disclosure of any Corporation or Predecessor SLM trade secret or confidential information; any conduct constituting unfair competition; inducing any customer of the Corporation or Predecessor SLM to breach a contract with the Corporation or Predecessor SLM or any principal for whom the Corporation or Predecessor SLM acts as agent to terminate such agency relationship; or engaging in any other act or conduct proscribed by the senior human resources officer of the Corporation or Predecessor SLM as Misconduct.

Exhibit 10.24

Stock Option Agreement

Navient Corporation 2014 Omnibus Incentive Plan

Net-Settled, Price-Vested Options—2008

•	Upon termination for death or Disability, vested Options (taking into account any vesting acceleration set forth above) are exercisable until the earlier of: (1) the Expiration Date; or (2) one year from the date of termination.

•	Except as otherwise provided herein, vested Options are exercisable until the earlier of: (1) the Expiration Date; or (2) three months from the date of termination.

Optionee’s being an employee of NewCo from and after the Grant Date shall not be treated as a termination of employment upon the Separation under the Original Grant and the Separation shall not be treated as a Change in Control under the SLM Plan or the NewCo Plan.

E.	Expiration. These Options expire ten years from the Original Grant Date (the “Expiration Date”), subject to the provisions of the NewCo Plan and this Agreement, which may provide for earlier expiration in certain instances, including Optionee’s termination of employment.

F.	Non-Transferable; Binding Effect. These Options may not be transferred except as provided for in the NewCo Plan, and may be exercised during the lifetime of the Optionee only by him or her. The terms of these Options shall be binding upon the executors, administrators, heirs, and successors of the Optionee.

G.	Net-Settlement upon Option Exercise; Taxes. These Options shall be exercised only in accordance with the terms of this Agreement. Each exercise must be for no fewer than fifty (50) Options, other than an exercise for all remaining Options. Upon exercise of all or part of the Options, the Optionee shall receive from the Corporation the number of shares of NewCo Common Stock resulting from the following formula: the total number of Options exercised less the sum of “Shares for the Option Cost” and “Shares for Taxes,” rounded up to the nearest whole share. “Shares for the Option Cost” equals the Option Price multiplied by the number of Options exercised divided by the fair market value of NewCo Common Stock at the time of exercise. “Shares for Taxes” equals the tax liability (the statutory withholding maximum) divided by the fair market value of NewCo Common Stock at the time of exercise. Optionee shall receive cash for any resulting fractional share amount. As a condition to the issuance of shares of NewCo Common Stock pursuant to these Options, the Optionee agrees to remit to the Corporation (through the procedure described in this paragraph) at the time of any exercise of these Options any taxes required to be withheld by the Corporation under federal, state, or local law as a result of the exercise of these Options.

H.	Vesting Upon Change in Control. Notwithstanding anything to the contrary in this Agreement, any of the Options which have not otherwise become exercisable shall become immediately exercisable upon a Change in Control of the Corporation.

In the event that, as a result of the Options becoming exercisable in connection with a Change in Control, any state, local or federal taxing authority imposes any taxes on the Optionee that would not be imposed but for the occurrence of a Change in Control,

Exhibit 10.24

Stock Option Agreement

Navient Corporation 2014 Omnibus Incentive Plan

Net-Settled, Price-Vested Options—2008

including any excise tax under Section 4999 of the Internal Revenue Code and any successor or comparable provision, then the Corporation (including any successor to the Corporation) shall pay to the Optionee at the time any such tax becomes payable an amount equal to the amount of any such tax imposed on the Optionee (the amount of any such payment, the “Parachute Tax Reimbursement”). In addition, the Corporation (including any successor to the Corporation) shall “gross up” such Parachute Tax Reimbursement by paying to the Optionee at the time any such tax becomes payable an additional amount equal to the aggregate amount of any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes or otherwise) that are payable by the Optionee as a result of the Parachute Tax Reimbursement being payable to the Optionee and/or as a result of the additional amounts payable to the Optionee pursuant to this sentence, such that after payment of such additional taxes the Optionee shall have been paid on an after-tax basis an amount equal to the Parachute Tax Reimbursement.

I.	Clawback Provision. If the Board of Directors of the Corporation, or an appropriate committee thereof, determines that any fraud or intentional misconduct by an officer of Predecessor SLM or the Corporation at the level of Senior Vice President or above (the “Officer”) was a significant contributing factor to Predecessor SLM or the Corporation having to restate all or a portion of its financial statement(s), the Board or committee shall, to the extent permitted by governing law, require reimbursement of any compensation (“spread”) resulting from the exercise of the Options by the Officer: 1) if such exercise occurred during the 12-month period following the first public disclosure of the incorrect financial statement; and 2) in the Board or committee’s judgment, to the extent that the filing of the false financial statement negatively impacted Predecessor SLM or the Corporation’s share price.

J.	Board Interpretation. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors of the Corporation and, where applicable, the Compensation and Personnel Committee of the Board of Directors (the “Committee”) concerning any questions arising under this Agreement or the NewCo Plan.

K.	Stockholder Rights. The Optionee shall not be deemed a stockholder of the Corporation with respect to any of the shares of NewCo Common Stock subject to the Options, except to the extent that such shares shall have been purchased and transferred to the Optionee. The Corporation shall not be required to issue or transfer any shares of NewCo Common Stock purchased upon exercise of the Options until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the NewCo Common Stock may then be listed.

L.	No Right to Continued Employment. Nothing in the NewCo Plan, in this Agreement or any other instrument executed pursuant thereto or hereto shall confer upon the Optionee any right to continued employment with the Corporation or any of its subsidiaries or affiliates.

Exhibit 10.24

Stock Option Agreement

Navient Corporation 2014 Omnibus Incentive Plan

Net-Settled, Price-Vested Options—2008

M.	Amendments for Accounting Charges. The Committee reserves the right to unilaterally amend this Agreement to reflect any changes in applicable law or financial accounting standards.

N.	Securities Law Compliance; Restrictions on Resale’s of Option Shares. The Corporation may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any exercise of the Option and/or any resales by the Optionee or other subsequent transfers by the Optionee of any shares of NewCo Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Option and/or the NewCo Common Stock underlying the Option and (c) restrictions as to the use of a specified brokerage firm or other agent for exercising the Option and/or for such resales or other transfers. The sale of the shares underlying the Option must also comply with other applicable laws and regulations governing the sale of such shares.

O.	Data Privacy. As an essential term of this Option, the Optionee consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Option Agreement for the exclusive purpose of implementing, administering and managing Optionee’s participation in the NewCo Plan. By entering into this Agreement and accepting the Option, the Optionee acknowledges that the Corporation holds certain personal information about the Optionee, including, but not limited to, name, home address and telephone number, date of birth, social security number or other identification number, salary, tax rates and amounts, nationality, job title, any shares of stock held in the Corporation, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding, for the purpose of implementing, administering and managing the NewCo Plan (“Data”). Optionee acknowledges that Data may be transferred to any third parties assisting in the implementation, administration and management of the NewCo Plan, that these recipients may be located in jurisdictions that may have different data privacy laws and protections, and Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the NewCo Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Optionee or the Corporation may elect to deposit any shares of Common Stock acquired upon exercise of the Option. Optionee acknowledges that Data may be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the NewCo Plan as determined by the Corporation, and that Optionee may request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, provided however, that refusing or withdrawing Optionee’s consent may adversely affect Optionee’s ability to participate in the NewCo Plan.

Exhibit 10.24

Stock Option Agreement

Navient Corporation 2014 Omnibus Incentive Plan

Net-Settled, Price-Vested Options—2008

P.	Electronic Delivery. The Corporation may, in its sole discretion, decide to deliver any documents related to any options granted under the NewCo Plan by electronic means or to request Optionee’s consent to participate in the NewCo Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the NewCo Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation, and such consent shall remain in effect throughout Optionee’s term of service with the Corporation and thereafter until withdrawn in writing by Optionee.

Q.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without giving effect to principles of conflicts of law.

R.	Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telefaxed or telecopied to, or, if mailed, when received by, the other party at the following addresses:

If to the Corporation to:

Navient Corporation

Attn: Human Resources, Equity Plan Administration

300 Continental Drive

Newark, DE 19713

If to the Optionee, to (i) the last address maintained in the Corporation’s Human Resources files for the Optionee or (ii) the Optionee’s mail delivery code or place of work at the Corporation.

S.	Entire Agreement. This Agreement and the NewCo Plan together set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersede all prior oral and written and all contemporaneous or subsequent oral discussions, agreements and understandings of any kind or nature.

T.	Miscellaneous. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision. The headings in this Agreement are solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. The Optionee shall cooperate and take such actions as may be reasonably requested by the Corporation in order to carry out the provisions and purposes of the Agreement. The Optionee is responsible for complying with all laws applicable to Optionee, including federal and state securities reporting laws.

Exhibit 10.24

Stock Option Agreement

Navient Corporation 2014 Omnibus Incentive Plan

Net-Settled, Price-Vested Options—2008

The Optionee must contact Merrill Lynch to accept this grant and agree to the terms and conditions in this Agreement, the applicable plan document, any terms and conditions documents and all other applicable documents. Merrill Lynch can be contacted at www.benefits.ml.com or by phone at 1-877-756-ESOP. If Optionee fails to accept the terms of this grant, the Options may not be exercised.

NAVIENT CORPORATION

By:
Chief Executive Officer

Copies of the Plan Document and Prospectus are available on the Company’s Intranet site and the Merrill Lynch BenefitsOnline website at www.Benefits.ML.com. Paper copies or fax request of these documents can also be obtained by contacting Equity Plan Administration by sending an email to Equity.Plans@Navient.com.